UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2017

INVESTMENT TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32722	95-2848406
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Liberty Plaza, 165 Broadway New York, New York	10006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)                                 On February 23, 2017, the Board of Directors (the “Board”) of Investment Technology Group, Inc. (the “Company”), upon the recommendation of the Board’s Nominating and Corporate Governance Committee (the “Committee”), approved amendments to the Amended and Restated By-laws of the Company (the “By-laws”) to change the vote standard for the election of directors from a plurality of votes cast to a majority of votes cast in an uncontested election.  A majority of the votes cast means that the number of shares voted “for” a director’s election exceeds the number of votes cast “against” that director’s election.  In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast, and the amended By-laws define a contested election and how one shall be determined.

The By-laws were also amended to provide that if a director nominee who currently serves as a director is not elected by a majority vote in an uncontested election and no successor is elected at such meeting, the director shall tender his or her resignation to the Board. The Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The independent members of the Board will act on the Committee’s recommendation and publicly disclose its decision regarding the resignation and the rationale behind the decision within 90 days from the date of the certification of the election results.  The Committee in making its recommendation, and the Board in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Committee or the decision of the Board with respect to his or her resignation.

If such incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board, in its sole discretion, may fill any resulting vacancy or decrease the size of the Board pursuant to the provisions of the By-laws.

The amendments also provide that a nominee for election or reelection as a director must represent to the Company that he or she will abide by the director resignation requirements in the By-laws, and that a director’s resignation may also take effect upon the happening of some later event specified in the resignation letter.

The effective date for these amendments is February 23, 2017.  The foregoing summary of the revised provisions of the By-laws does not purport to be a complete description of such amendments and is qualified in its entirety by the full text of the By-laws that are filed as Exhibit 3.1 to this Form 8-K and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws of Investment Technology Group, Inc. (as adopted and effective February 23, 2017)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTMENT TECHNOLOGY GROUP, INC.

	By:	/s/ Angelique F.M. DeSanto
Name: Angelique F.M. DeSanto
Title: Managing Director, General Counsel and Secretary and Duly Authorized Signatory of Registrant

Dated: February 27, 2017